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                                   EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Community Shores Bank Corporation on Form S-8 (Registration Nos.333-89655 and 333-107675) of our report dated March 17, 2006 on the 2005 consolidated financial statements of Community Shores Bank Corporation, which report is included in the 2005 Annual Report on Form 10-KSB of Community Shores Bank Corporation.

                                        /s/ Crowe Chizek and Company LLC
Grand Rapids, Michigan
March 24, 2006